WSFS Financial Corporation 1Q 2017 Investor Update May 10, 2017 EXHIBIT 99.2

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-571-7264 stockholderrelations@wsfsbank.com www.wsfsbank.com Mark A. Turner President and CEO 302-571-7160 mturner@wsfsbank.com Rodger Levenson Chief Corporate Development Officer 302-571-7296 rlevenson@wsfsbank.com 2 Dominic Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com

Table of Contents Forward-Looking Statements / Non-GAAP Information / Reported Financial Results 2017 Outlook & 2016 – 2018 Strategic Plan The WSFS Franchise Page 4 Page 10 Page 14 3 1Q 2017 Highlights Page 7 Selected Financial Information Page 25 Appendix 1 – Management Team Page 36 Appendix 2 – Business Model Page 38 Appendix 3 – Non-GAAP Financial Information Page 39

Forward-Looking Statements This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which the Company operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; changes in market interest rates may increase funding costs and reduce earning asset yields thus reducing margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations including changes in regulations affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations being issued in accordance with this statute and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; any impairment of the Company's goodwill or other intangible assets; failure of the financial and operational controls of the Company's Cash Connect division; conditions in the financial markets that may limit the Company's access to additional funding to meet its liquidity needs; the success of the Company's growth plans, including the successful integration of past and future acquisitions; negative perceptions or publicity with respect to the Company's trust and wealth management business; system failure or cybersecurity breaches of the Company's network security; the Company's ability to recruit and retain key employees; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and manmade disasters including terrorist attacks; possible changes in the speed of loan prepayments by the Company's customers and loan origination or sales volumes; possible acceleration of prepayments of mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on prepayments on mortgage-backed securities due to low interest rates; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its shareholders; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in the Company's Form 10-K for the year ended December 31, 2016 and other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management uses these non-GAAP measures to measure the Company’s performance and believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. For a reconciliation of these non-GAAP to their comparable GAAP measures, see Appendix 3. The following are the non-GAAP measures used in this presentation:  Core net income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains (losses), corporate development expenses, debt extinguishment costs, and other extraordinary items  Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains (losses)  Core EPS is a non-GAAP measure that divides (i) core net income by (ii) weighted average shares of common stock outstanding for the applicable period  Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core noninterest income  Core net interest income is a non-GAAP measure that adjusts net interest income as determined in accordance with GAAP to exclude the impact of extraordinary items such as special dividends  Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development expenses and debt extinguishment costs  Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core noninterest income  Core fee income to total revenue is a non-GAAP measure that divides (i) core non interest income by (ii) (tax equivalent) core net interest income and core noninterest income  Core ROA is a non-GAAP measure that divides (i) core net income by (ii) average assets for the applicable period  Core and Sustainable ROA is a non-GAAP measure that divides (i) net income determined in accordance with GAAP and adjusting it by taking core net income and normalizing for long-term credit costs, non-recurring accretion from purchased credit impaired loans (“PCI”), and a normal tax rate by (ii) average assets for the applicable period  Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets and preferred stock  Return on average tangible common equity is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity 5

Reported Financial Results 6 1Q 2017 Reported Results: • Reported net income was $18.9 million, or $0.59 per diluted common share for 1Q 2017 compared to net income of $15.8 million, or $0.52 per share for 1Q 2016 and net income of $18.1 million, or $0.56 per share for 4Q 2016 • Net revenues were $81.2 million, which increased $12.2 million, or 18% from 1Q 2016 • Net interest income was $53.1 million, an increase of $7.7 million, or 17% from 1Q 2016 and noninterest income was $28.1 million, an increase of $4.4 million, or 19% from 1Q 2016 • Noninterest expenses were $51.5 million, an increase of $7.7 million, or 18% from 1Q 2016. This resulted in an efficiency ratio of 62.9% in 1Q 2017 compared with 62.8% in 1Q 2016 • EPS $0.59 • NIM 3.90% • ROA 1.12% • Fee Income / Total Revenue 34.3% • ROTCE 15.59% • Efficiency Ratio 62.9%

1Q 2017 Highlights

1Q 2017 Core Results: • EPS: • ROA: • ROTCE: Strong Revenue Growth • Core(1) net revenue increased $12.2 million, or 18% over 1Q 2016, reflecting strong organic and acquisition growth • Core(1) net interest income improved $7.7 million, or 17% over 1Q 2016; net interest margin (NIM) was 3.90% in 1Q 2017, compared to 3.87% in 1Q 2016. • Core(1) fee (noninterest) income increased $4.4 million, or 19% over 1Q 2016 • Core(1) efficiency ratio of 62.7% in 1Q 2017; impacted by typical seasonality of taxes and other benefits Loan and Customer Funding Growth Continues • Net loans increased $82.4 million, or 7% annualized, from 4Q 2016. These results were highlighted by 11% (annualized) growth in total commercial loans and 13% (annualized) growth in consumer loans • Organic (excluding acquisition) loan growth of $359.3 million, or 9%, from 1Q 2016 • Total customer funding increased $500.6 million from 4Q 2016. Customer funding was positively impacted by a short-term trust deposit of $352.4 million that was received in 1Q 2017. Excluding the impact of this deposit, core deposits increased $148.2 million, or 13% annualized • Organic (excluding acquisition) customer funding growth of $304.3 million, or 8%, from 1Q 2016 $0.59 • NIM 3.90% 1.12% • Fee Income / Total Revenue 34.0% 15.61% • Efficiency Ratio 62.7% 1Q 2017 Highlights 8(1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for reconciliation to GAAP financial information.

1Q 2017 Highlights Credit Costs • Total credit costs (provision for loan losses, loan workout expenses, OREO expenses, and other credit reserves) were $2.8 million for 1Q 2017, a decrease from $5.9 million during 4Q 2016, and an increase from $1.3 million during 1Q 2016 Asset Quality • Total problem loans were essentially flat at $184.0 million or 27.1% of Tier 1 Capital plus ALLL • Delinquencies (including nonperforming delinquencies) were $24.2 million, a low 0.53% of gross loans, and a slight increase from $22.2 million and 0.50% of gross loans as 12/31/16 • Net charge offs were $2.1 million or only 0.19% of average gross loans on an annualized basis and a decrease of $4.4 million or 0.40% (annualized) in 4Q 2016 • Total NPAs to total assets were 0.88%, compared to 0.60% at 12/31/16. The increase included the impact of a $9.7 million locally-based C&I participation that was downgraded during the quarter after a review at the agent bank • Total SNC portfolio is $94 million spread across 15 relationships • Total energy portfolio (exploration, refineries, or utilities), including the above mentioned credit, is approximately $17 million ($27 million in exposure) 9

2017 Outlook & 2016-2018 Strategic Plan

2017 Outlook / “Plan” – Driving Factors 11 • Mid-to-high single digit loan and core deposit growth • Net interest margin in the 3.90%’s • One rate increase assumed in November 2017(1) • Expected payoff of $55 million in 6.25% senior notes in September will enhance 4Q 2017 NIM and thereafter • Total credit costs (provision, loan workout expenses, OREO expenses, and other credit reserves) between $12 – $14 million for the year(1) (can be uneven). Up from last year given organic and acquisition growth in franchise • 20%+ non-interest income growth • Organic growth in the mid-teens, supplemented by growth from recent Wealth acquisitions • Efficiency ratio around 60%(1) • Effective tax rate of 35%(1) (1) Potential opportunity in these given the new Federal Government Administration and aligned Houses of Congress

0.91% 0.95% 1.13% 1.15% 1.24% 0.80% 0.85% 0.90% 0.95% 1.00% 1.05% 1.10% 1.15% 1.20% 1.25% FY13 Core & Sustainable FY14 Core & Sustainable FY15 Core & Sustainable FY16 Core & Sustainable FY17 Plan 12 C o r e & S u s t a i n a b l e (1) R O A Core & Sustainable ROA(1) GAAP ROA 1.07% 1.17% 1.05% 1.06% 2017 Outlook (1) Core and Sustainable ROA is a non-GAAP measure and should be considered along with results prepared with in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 reconciliation to GAAP financial information

2016 – 2018 Strategic Plan 13 • Strong organic growth driven by favorable market demographics and competitive disruption • Selected acquisitions with a focus on increasing fee-based revenue • Fee (non-interest) income to total revenue of 40% by 4Q 2018 • Positive operating leverage • Mid-to-high single digit organic loan and deposit growth • Low teens organic fee income growth • Prudent expense management  efficiency ratio ~60% • Disciplined risk management  NPAs < 1% • Top quintile performance • Core & Sustainable ROA of 1.30% by 4Q 2018

The WSFS Franchise

• Largest independent bank and trust co. HQ in the Del. Valley • $6.9 billion in assets • $17.6 billion in fiduciary assets, including $2.2 billion in assets under management • 77 offices • Founded in 1832, WSFS is one of the ten oldest banks in the U.S. • Major business lines • Retail • Commercial • Wealth Management (1) • Cash Connect® (ATM cash and related businesses) (1) The WSFS Franchise 15(1) Wealth and Cash Connect businesses conducted on a national basis

*Most recently available FDIC data 16 The WSFS Franchise - WSFS Bank Deposits of Traditional Banks in the State of Delaware June 30, 2016 Rank Institution (Adjusted for M&A) Branch Count Total Deposits in Market Total Market Share ‘15-’16 Growth ‘15-’16 Growth CAGR ‘08-’16 1 M&T Bank 39 5,767,847 28.85% 266,786 4.85% 2.44% 2 PNC Bank 39 4,083,312 20.43% 232,162 6.03% 6.70% 3 WSFS Bank 35 3,464,573 17.33% 254,450 7.93% 10.59% 4 Wells Fargo Bank 21 2,171,345 10.86% 140,084 6.90% -4.88% 5 Citizens Bank 23 1,119,400 5.60% 122,861 12.33% 1.09% 6 TD Bank1 13 981,306 4.91% (58,087) -5.59% 11.91% 7 Fulton Bank 10 522,251 2.61% 58,519 12.62% 8.98% 8 Artisans’ Bank 12 443,108 2.22% 14,062 3.28% -1.81% 9 County Bank 7 290,031 1.45% (11,348) -3.77% 0.11% 10 Bank of America 4 276,261 1.38% 28,066 11.31% 29.54% Top 10 State of Delaware Banks2 203 $19,119,434 95.64% 1,047,555 5.80% 3.34% (1) Excludes estimated out-of-market deposits of TD Bank (2) Top 10 Delaware banks hold 96% of all traditional deposits in the state (3) Credit Unions hold an additional $1.921B in deposits, including $398.6MM @ Dover FCU and $342.1MM @ Del-One FCU.

The WSFS Franchise – PA Expansion 17 Over the past 5 years, WSFS has successfully expanded its franchise into Pennsylvania through: • De novo branches; hiring local lenders • Acquisition of Array / Arrow • Acquisition of Alliance Bank • Acquisition of Penn Liberty Bank • Acquisition of West Capital Management Strong position as one of the few remaining super-community banks in the attractive and rapidly consolidating southeastern PA markets • Approximately $5.4 billion(1) of potential relationship dislocation in three key southeastern PA counties(2) as a result of recent acquisitions (SUSQ, NPBC and FNFG) by large, out-of-state super-regionals 29 total offices in southeastern PA, focused within a very tight geography in Chester, Delaware and Montgomery Counties Source: SNL Financial. 1) Estimate as of the time of the Penn Liberty acquisition announcement 2) Chester, Delaware and Montgomery. Measured by deposits.

The WSFS Franchise – PA Expansion

WSFS Financial Corporation

Deposits of Traditional Banks in Chester, Delaware and Montgomery Counties in Pennsylvania

June 30, 2016*

Rank	Institution (Adjusted for M&A)	Branch Count	Total Deposits in Market	Total Market Share	'15-'16 Growth	'15-'16 Growth	CAGR '08-'16
1	Wells Fargo Bank	81	$9,998,026	18.54%	$717,580	7.18%	37.89%
2	Citizens Bank of Pennsylvania	78	$6,716,543	12.45%	$227,891	3.39%	26.87%
3	TD Bank	47	$6,557,250	12.16%	-$70,991	-1.08%	25.87%
4	PNC Bank	43	$5,149,275	9.55%	$446,431	8.67%	44.00%
5	BB&T	65	$3,369,044	6.25%	-$378,973	-11.25%	1.38%
6	Bank of America	23	$2,319,933	4.30%	$334,466	14.42%	68.63%
7	The Bryn Mawr Trust Company	33	$2,316,091	4.29%	$113,774	4.91%	38.87%
8	KeyBank	36	$1,916,222	3.55%	$96,228	5.02%	-39.68%
9	Santander Bank	37	$1,861,093	3.45%	$95,537	5.13%	5.26%
10	Univest Bank and Trust Co.	21	$1,495,155	2.77%	$110,022	7.36%	27.04%
11	WSFS Bank[2]	24	$1,060,811	1.97%	$480	0.05%	43.29%
	Other banks	204	$12,235,329	22.69%	$842,537	6.89%	-39.38%
	Total Ches/Del/Mont Counties[1]	**668**	**$53,933,961**	**100.00%**	**$2,534,502**	**4.93%**	**38.37%**

(1) Ally Bank (f/k/a GMAC Bank) is not considered traditional deposits and therefore excluded for 2008.

*Most recently available FDIC data

(2) WSFS deposits include the acquisition of Penn Liberty .

(3) Credit Unions represent an additional $6.412B in deposits, including $2.171B @ Citadel FCU, $1.616B @ TruMark FCU and $878.8MM @ Franklin Mint FCU.

18

The WSFS Franchise - Attractive Markets 19Sources: SNL Financial, U.S. Census Bureau, Zillow Note: No Zillow Home Value Index was available for Sussex County; information shown details median listing price in Sussex County, DE. - 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 900,000 Sussex Kent New Castle Delaware Chester Montgomery Population Delaware Southeastern PA - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Sussex Kent New Castle Delaware Chester Montgomery Median Household Income National Average Delaware Southeastern PA - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 Sussex Kent New Castle Delaware Chester Montgomery Median Home Value National Average Delaware Southeastern PA - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 Sussex Kent New Castle Delaware Chester Montgomery Number of Businesses Delaware Southeastern PA

Regional Employment Composition Philadelphia-Camden-Wilmington MSA 20Source: Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; January 2017 Unemployment rate is for the Philadelphia-Camden-Wilmington MSA – preliminary March 2017 Mining, logging, and construction 4% Manufacturing6% Trade, transportation, and utilities 18% Information 2% Financial activities 7% Professional and business services 16% Education and health services 22% Leisure and hospitality 9% Other services 4% Government 12% Diversity of industries drives stable & favorable employment in our markets Unemployment of 4.6%

WSFS Strategic Plan goal of fee (non-interest) income to total revenue of 40% by 4Q 2018 $31 $30 $32 $33 $33 $36 $40 $13 $16 $19 $24 $26 $28 $33 $5 $13 $14 $16 $18 $23 $27 29% 32% 33% 35% 34% 34% 34% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2010 2011 2012 2013 2014 2015 2016 T o t a l C o r e F e e i n c o m e (1) $ i n M i l l i o n s Trust & Wealth Cash Connect Bank Segment The WSFS Franchise – Diversified & Robust Fee Income 21%’s represent fee (non-interest) income / total revenue (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for reconciliation to GAAP financial information. 34% in 1Q 2017

The WSFS Franchise – WSFS Wealth A Full-Service Wealth Management Offering 22 Net Revenue of $11.6 million in 1Q 2017; Pre-tax profit of $3.3 million

The WSFS Franchise – Cash Connect® • Leading provider of ATM vault cash, armored carrier management, cash forecasting services, insurance and equipment services • More than $1 billion in vault cash managed • Over 21,000 non-bank ATMs in all 50 States • Vault cash margin pressure offset by additional managed services • Operates over 440 ATMs for WSFS Bank; largest in-market ATM franchise • $8.5 million in net revenue (fee income less funding costs) and $1.6 million in pre-tax profitability in 1Q 2017 • 5 year CAGR for net revenue is 15% • Also serves as an innovation center for the company, both expanding core ATM offerings and additional payment-, processing- and software-related activities; e.g., launched WSFS Mobile Cash – allows Customers to securely withdraw cash from ATMs by using their WSFS Mobile Banking App • Growing smart safe pipeline generated by several smart safe distribution partners that are actively marketing our program. Resulted in servicing over 970 safes as of 3/31/17, up from just over 100 safes at the end of 2015 23

Embracing Innovation as a Catalyst for Growth 24

Selected Financial Information

Cash Connect 11% Investments 15% BOLI 1% Non- Earning Assets 7% Net Loans 67% The WSFS Franchise - WSFS Bank Assets $6.9 Billion; Net Loans $4.6 Billion Asset Composition – March 31, 2017 7% 10% 5% 53% 25% CRE C&I Residential Mortgages Consumer Construction • Commercial loans comprise 84% of the loan portfolio • C&I (including owner- occupied real estate), the largest component, makes up 53% of the loan portfolio 26

Total Funding – $6.9 Billion; Customer Deposits- $5.1 Billion Funding Composition – March 31, 2017 Other Liabilities 1.0% Wholesale Deposits 4.0% Borrowings 10.2% Equity 10.3% Customer Deposits 74.4% Non- interest DDA 32.5% Interest DDA 18.3% Money Market & Savings 38.0% Time 11.2% • Excluding a short-term trust deposit, core deposits were 88% of total customer deposits and non-interest and very low interest DDA (WAC 17bps) stand at 47% of customer funding 27 The WSFS Franchise - WSFS Bank

The WSFS Franchise - Balanced Growth 28 8% 11% 25% 16% 14% 20%14% 14%28% 30% 10% 9% 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 December 31, 2013 March 31, 2017 (1) Funding Composition Equity Borrowings & Other Non-Interest DDA (1) Interest DDA Money Market & Savings Time Balance sheet composition has remained balanced as WSFS has grown 54% 53% 24% 25% 9% 7% 10% 10% 4% 5% 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 December 31, 2013 March 31, 2017 Loan Composition C&I CRE Residential Mortgages Consumer Construction (1) Excludes a $352.4 million short-term trust deposit that was received late in 1Q 2017

Well Positioned for Rising Rates As of 3/31/17 (WSJ Prime @ 4.00%) BPS Change(1) NII % Impact NII $ Impact +50 0.7% +$1.4mm +100 1.4% +$3.0mm +200 2.9% +$6.1mm +300 4.3% +$9.1mm +400 5.6% +$11.8mm Balance Sheet Drivers • High % of variable/adjustable rate total loan portfolio: 66% • High % core deposits: 88%; High % non-interest bearing and low-interest DDA: 47%(2) • Solid brand and position / WSFS is a market “price leader” (1) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks (2) Excludes short-term trust deposit that was received late in 1Q 2017 29

Overall Credit Trends Remain Strong 0.53% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 Delinquencies Large Relationship (2) Delinquencies (1) / Gross Loans Weighted Average Risk Rating (3) (1) Includes non-accruing loans. Adjusting for a large delinquent loan that paid off in early October, delinquencies would have decreased in 3Q 2016 to 0.62% (2) One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016 (3) 10 point scale; 1 is substantially risk-free, 10 is a loss. Figures are based on loan outstandings. High point of 5.53 represents the high point since WSFS converted to a 10 point scale in 1Q12. 30 4.97 4.00 4.20 4.40 4.60 4.80 5.00 5.20 5.40 5.60 5.80 6.00 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 20.04% 27.13% 10% 15% 20% 25% 30% 35% 40% 45% 50% 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 Classified Loans Criticized Loans Criticized & Classified Loans / Tier-1 + ALLL NPAs / Total Assets 0.88% 0.20% 0.70% 1.20% 1.70% 2.20% 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 High point during the cycle of 3.03% in 1Q12 High point during the cycle of 2.61% in 3Q09 High point during the cycle of 5.53 in 1Q12 High point during the cycle of: Criticized: 105.6%- 1Q10 Classified: 70.5%- 3Q09

Loan Portfolio Composition Outstanding Balances as of 3/31/17 31 Mixed Use 4% Flex, Warehouse, Self- Storage, General Industrial 10% Office 17% Retail 27% Residential 1-4 19% Residential Multi- Family 15% Special Use & Other 8% CRE Investor & Construction No industry or CRE concentrations in the loan portfolio Commercial & Industrial: $1.34 billion Owner Occupied CRE: $1.09 billion Top 25 Relationships ($): $534 million Top 25 Relationships (% of C&I/OOCRE portfolio): 22% Top 25 Relationships (% of commercial loans): 14% Non Owner Occupied CRE $1.16 billion Construction $254 million Top 25 Relationships ($): $515 million Top 25 Relationships (% of CRE portfolio): 36% Top 25 Relationships (% of commercial loans): 13% Other Services (except Public Administration) 13% Accommodation and Food Services 11% Retail Trade 10% Health Care and Social Assistance 10%Construction 8% Manufacturing 7% Wholesale Trade 7% Other (13) 25% C&I & Owner Occupied CRE Real Estate Rental and Leasing 9%

12/12 12/13 12/14 12/15 12/16 3/17 TRBC 14.29% 14.36% 13.83% 13.11% 11.93% 11.97% Tier-1 Capital 13.04% 13.16% 12.79% 12.31% 11.19% 11.25% Excess RBC (above 10%) $140,117 $153,542 $147,186 $146,788 $66,939 $68,563 TCE(1) 7.72% 7.69% 9.00% 8.84% 7.55% 7.71% TBV/Share $12.74 $12.89 $15.30 $16.30 $15.80 $16.33 Robust Capital to Grow and to Return to Shareholders $250,000 $300,000 $350,000 $400,000 $450,000 $500,000 $550,000 $600,000 $650,000 12/12 12/13 12/14 12/15 12/16 3/17 Total Risk-Based Capital Well Capitalized Requirement Total Risk Based Capital (TRBC) 000’s 32(1) Holding Company ratio. This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for reconciliation to GAAP financial information.

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance • ROA, ROTCE and EPS growth • Insider ownership1 is over 5% • Board of Directors and Executive Management ownership guidelines in place and followed • In 1Q 2017, WSFS repurchased 62,000 shares of common stock at an average price of $45.41 as part of our 5% buyback program approved by the Board of Directors in 4Q 2015 • 892,194 shares remaining to purchase under the current authorization • $96.7 million in cash remains in the Holding Company as of 3/31/17 • The Board of Directors approved a quarterly cash dividend of $0.07 / share of common stock. This will be paid on 5/26/17 to shareholders of record on 5/12/17 (1) As defined in our most recent proxy statement, as adjusted for unvested stock options approved by shareholders and awarded to the CEO and EVPs in April 2013. 33

Business Model and Total Shareholder Returns (1) Completed by the Gallup Organization, as of December 31, 2016 (2) Per Bloomberg; closing price as of March 31, 2017 Focused Business Model • Regularly ranked in the top quartile of all businesses surveyed1 • Received the 2016 Gallup Great Workplace Award • WSFS has been recognized by The Wilmington News Journal as a “Top Workplace Award” winner eleven years in a row. • Awarded “Top Workplace Award” by Philly.com for the past three years • Voted “Top Bank” in Delaware six years running (The News Journal) • Customer advocacy survey places WSFS at the 75th percentile1 • On a scale of 1-5, 63% of WSFS Customers rated us a “5” saying “WSFS is the perfect bank for people like me.”1 • Named a 2016 Bank & Thrift "Sm-All Star" by a prominent investment bank • Ranked 25th in BankDirector.com’s performance scorecard for banks with $5B - $25B in assets • Total Shareholder Returns2 WSFS Nasdaq Bank Index 1 year 42.2% 42.8% 3 year 97.1% 48.7% 5 year 249.8% 125.5% 10 year 136.4% 44.1% 34

Appendices

Appendix 1 – Management Team 36 Mark A. Turner, 53, has served as President and Chief Executive Officer since 2007. Mr. Turner was previously Chief Operating Officer and the Chief Financial Officer for WSFS. Prior to joining WSFS, his experience includes working at CoreStates Bank and Meridian Bancorp. Mr. Turner started his career at the international professional services firm of KPMG, LLP. He received his MBA from the Wharton School of the University of Pennsylvania, his Masters Degree in Executive Leadership from the University of Nebraska and his Bachelor’s Degree in Accounting and Management from LaSalle University. Rodger Levenson, 55, Executive Vice President and Chief Corporate Development Officer since 2015. Mr. Levenson was previously the Chief Commercial Banking Officer from 2006 to 2015 and interim Chief Financial Officer from March 2015 to May 2016. From 2003 to 2006, Mr. Levenson was Senior Vice President and Manager of the Specialized Banking and Business Banking Divisions of Citizens Bank. Mr. Levenson received his MBA in Finance from Drexel University and his Bachelor’s Degree in Finance from Temple University. Dominic C. Canuso, CFA, 42, recently joined WSFS as Executive Vice President and Chief Financial Officer. From 2006 to 2016, he was Finance Director at Barclays’ US Credit Card Business, most recently serving as Line of Business CFO. Prior to Barclays, he was at Advanta Bank and Arthur Andersen Consulting. Mr. Canuso received his Executive MBA and Bachelor’s Degree from Villanova University. Steve Clark, 59, joined WSFS Bank in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 thru 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor of Science Degree in Business Administration (Marketing) from the University of Delaware. Peggy H. Eddens, 61, Executive Vice President, Chief Human Capital Officer since 2007. From 2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier Bank, Butler PA. Ms. Eddens received a Master of Science Degree in Human Resource Management from La Roche College and her Bachelor of Science Degree in Business Administration with minors in Management and Psychology from Robert Morris University. Paul D. Geraghty, 63, Executive Vice President and Chief Wealth Officer since 2011. From 2007 to 2010, he was Chief Executive Officer at Harleysville National Corporation, Harleysville, PA. Mr. Geraghty received his Bachelor of Science in Accounting from Villanova University and pursued graduate study in business at Lehigh University.

Appendix 1 – Management Team 37 Paul S. Greenplate, 58, Executive Vice President and Chief Risk Officer, joined WSFS in 1999 and prior to his leadership role in the Risk Division, he served as Senior Vice President and Treasurer. As Executive Vice President and Chief Risk Officer, Mr. Greenplate oversees all independent Risk Management functions including, Credit Risk Management, Real Estate Services, Asset Recovery, Enterprise Risk Management, Legal, Internal Audit, Loan Review and Regulatory Compliance. Mr. Greenplate graduated from the University of Delaware with a Bachelor of Science in Economics. Thomas W. Kearney, 69, Executive Vice President and Chief Risk Officer emeritus has been with WSFS since 1998. Mr. Kearney holds a Bachelor’s degree in Business Administration (Finance and Accounting) from Drexel University. He also holds the professional designations of Certified Bank Auditor (CBA) and Certified Financial Services Auditor (CFSA). S. James Mazarakis, 59, Executive Vice President and Chief Technology Officer since 2010. Mr. Mazarakis served in a senior leadership role as Chief Information Officer for T. Rowe Price, and Managing Director and Divisional CIO at JP Morgan Investment Asset Management. He received his Master of Science degree in Management of Technology from Polytechnic Institute of New York University. Thomas Stevenson, 64, has served as President of Cash Connect Division since 2003. Mr. Stevenson joined WSFS in 1996 as Executive Vice President and Chief Information Officer. Prior to joining WSFS, Mr. Stevenson was the Manager of Quality Assurance at Electronic Payment Services. Mr. Stevenson attended Wayne State University and the Banking and Financial Services program at the University of Michigan’s Graduate School of Business Administration. Patrick J. Ward, 61, joined WSFS in August 2016 as Executive Vice President, Pennsylvania Market President. He also serves on the Board of Directors of WSFS Financial Corporation. Mr. Ward has over 32 years of banking industry experience and previously served as Chairman and CEO of Penn Liberty Bank. He was an EVP of Citizens Bank of Pennsylvania from January 2003 until January 2004. Prior thereto, Mr. Ward served as President and CEO of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank, until its acquisition by Citizens Bank in January 2003. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor of Science degree in economics and earned an MBA from the University of Notre Dame. Richard M. Wright, 64, Executive Vice President and Chief Retail Banking Officer since 2006. From 2003 to 2006, Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA. Mr. Wright received his MBA in Management Decision Systems from the University of Southern California and his Bachelor’s Degree in Marketing and Economics from California State University.

Appendix 2 – Business Model 38

Appendix 3 – Non-GAAP Financial Information Tangible common equity to assets and Tangible common book value per share 39 3 Months Ended 3 Months Ended 3 Months Ended March 31, 2017 December 31, 2016 March 31, 2016 Total Assets $6,852,889 $6,765,270 $5,684,994 Less: Goodwill and other intangible assets ($190,372) ($191,247) ($94,572) Total Tangible Assets $6,662,527 $6,574,023 $5,590,422 Total Stockholders Equity $704,001 $687,336 $597,580 Less: Goodwill and other intangible assets ($190,372) ($191,247) ($94,572) Total Tangible Common Equity (non-GAAP) $513,629 $496,089 $503,008 Calculation of Tangible Common Book Value Per Share Book Value per Share (GAAP) $22.38 $21.90 $20.24 Tangible Common Book Value Per Share (non-GAAP) $16.33 $15.80 $17.04 Calculation of Tangible Common Equity to Assets Equity to Asset Ratio (GAAP) 10.27% 10.16% 10.51% Tangible Common Equity to Tangible Asset Ratio (non-GAAP) 7.71% 7.55% 9.00%

Appendix 3 – Non-GAAP Financial Information

Core: GAAP Reconciliation

WSFS Financial Corporation

	3 Months Ended March 31, 2017	3 Months Ended March 31, 2016
Net Interest Income (GAAP)	$53,103	$45,356
Adj:		
Core Net Interest Income	$53,103	$45,356
Noninterest Inc (as reported)	$28,092	$23,668
Adj: Securities Gains	($320)	($305)
Core Non-interest Income	$27,772	$23,363
Core Net Revenue (1)	$80,875	$68,719
Core Net Revenue (tax-equivalent)	$81,607	$69,477
Noninterest Expense (GAAP)	$51,506	$43,797
Adj: Corporate Development	($338)	($569)
Core Noninterest Expense	$51,168	$43,228
Efficiency Ratio (Reported) (2)	**62.9%**	**62.8%**
Core Efficiency Ratio (3)	**62.7%**	**62.2%**
Fee Income / Total Revenue (4)	**34.3%**	**33.9%**
Core Fee Income / Total Revenue (5)	**34.0%**	**33.6%**

	3 Months Ended March 31, 2017		
	Net Income	EPS	ROA
Reported (GAAP)	$18,937	$0.59	1.12%
Pre-tax adjustments: Sec gains & corp. dev. costs,	$18	-	-
Tax inpact of adjustments	$8	-	-
Core (non-GAAP)	**$18,963**	**$0.59**	**1.12%**

	3 Months Ended March 31, 2017
Total Average Stockholders' equity	$698,474
Less Average Goodwill and other intangible assets and preferred stock	($190,600)
Total Average Tangible Common Equity	$507,874
Net Income (GAAP)	$18,937
Less: Sec. gains, corp. dev. costs, net of taxes	$26
Core Net Income (non-GAAP)	$18,963
Plus Amortization of Goodwill and Other Intangibles	$589
Core Total Tangible Net Income Allocable to Common Stockholders	$19,552
Return on Average Tangible Common Equity (Reported)	15.59%
Core Return on Average Tangible Common Equity	15.61%

(1) Core Net Interest Income plus Core Non-interest Income. (2) Noninterest expense divided by (tax-equivalent) net interest income plus noninterest income . (3) Core noninterest expense divided by (tax-equivalent) core net interest income plus core non interest income. (4) Non interest income divided by (tax equivalent) net interest income and non interest income. (5) Core non interest income divided by (tax equivalent) core net interest income and core non interest income

40

Appendix 3 -Non-GAAP Financial Information Core: GAAP Reconciliation 41 FY16 Pre-Tax Adjustments FY16 FY15 Pre-Tax Adjustments FY15 FY14 Pre-Tax Adjustments FY14 FY13 Pre-Tax Adjustments FY13 FY12 Pre-Tax Adjustments FY12 FY11 Pre-Tax Adjustments FY11 Reported (GAAP) Net Income $64,079 $53,533 $53,757 $46,882 $31,311 $22,677 Adj: FHLB Dividend (808) (525) Adj: Securities Gains (2,369) (1,528) (1,478) (961) (1,037) (674) (3,516) (2,285) (21,425) (13,926) (4,878) (3,171) Adj: Rev mtg consol gain (3,801) (2,471) Adj: BOLI Gain (1,006) (654) Adj: Corp Development 8,529 5,828 7,620 5,469 4,031 2,741 717 538 3,662 2,454 780 507 Adj: Debt Extinguishment 651 423 Adj: Extraordinary tax benefit (6,604) (6,604) Core Net Income $68,380 $57,940 $49,220 $42,664 $19,184 $20,013

Appendix 3 – Non-GAAP Financial Information

WSFS Financial Corporation

Core & Sustainable ROA: GAAP Reconciliation

	FY16	FY15	FY14	FY13	FY12
Reported (GAAP) ROA	**1.06%**	**1.05%**	**1.17%**	**1.07%**	**0.73%**
Non-recurring PCI accretion		(0.02)	-	-	-
Long-term credit normalization	0.04	-	(0.09)	(0.05)	0.33
Securities Gains	(0.03)	(0.02)	(0.01)	(0.05)	(0.33)
SASCO write up		-	-	(0.06)	-
Corporate Development expense	0.09	0.10	0.06	0.01	-
Debt Extinguishment		0.01	-	-	0.06
FHLB Dividend		(0.01)	-	-	-
BOLI		-	-	-	(0.02)
Tax Normalization	(0.01)	0.02	(0.18)	(0.01)	-
Core & Sustainable ROA	**1.15%**	**1.13%**	**0.95%**	**0.91%**	**0.77%**

	1Q17	4Q16	3Q16	2Q16	1Q16	4Q15	3Q15	2Q15	1Q15	4Q14	3Q14	2Q14	1Q14	4Q13	3Q13	2Q13	1Q13	4Q12
Reported (GAAP) ROA	**1.12%**	**1.08%**	**0.82%**	**1.23%**	**1.13%**	**1.03%**	**1.14%**	**0.98%**	**1.06%**	**1.07%**	**0.99%**	**1.12%**	**1.52%**	**1.09%**	**1.29%**	**1.00%**	**0.91%**	**0.70%**
Non-recurring PCI accretion					-	(0.07)	-	-	-	-	-	-	-	-	-	-	-	-
Long-term credit normalization	(0.02)	0.10	0.15	(0.05)	(0.05)	-	(0.04)	0.10	(0.07)	(0.11)	(0.12)	(0.13)	0.01	(0.04)	(0.03)	(0.03)	(0.11)	0.08
Securities Gains	(0.01)	(0.02)	(0.04)	(0.03)	(0.01)	(0.02)	(0.01)	(0.02)	(0.03)	-	-	(0.02)	(0.03)	(0.04)	(0.02)	(0.05)	(0.10)	(0.22)
SASCO write up						-	-	-	-	-	-	-	-	-	(0.22)	-	-	-
Corporate Development expense	0.01	0.06	0.24	0.03	0.02	0.27	0.05	0.05	0.03	0.06	0.15	0.01	0.02	0.03	-	-	-	-
Debt Extinguishment					-	0.03	-	-	-	-	-	-	-	-	-	-	-	0.22
FHLB Dividend					-	-	-	-	(0.05)	-	-	-	-	-	-	-	-	-
Tax Normalization	(0.06)	(0.02)	0.00	(0.04)	0.01	-	0.02	-	0.04	(0.04)	(0.02)	(0.01)	(0.62)	-	(0.03)	-	-	-
Core & Sustainable ROA	**1.04%**	**1.20%**	**1.17%**	**1.14%**	**1.10%**	**1.24%**	**1.16%**	**1.11%**	**0.98%**	**0.98%**	**1.00%**	**0.97%**	**0.90%**	**1.04%**	**0.99%**	**0.92%**	**0.70%**	**0.78%**

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For more information please contact: Investor Relations: Dominic Canuso (302) 571-6833 or dcanuso@wsfsbank.com www.wsfsbank.com Corporate Headquarters 500 Delaware Avenue Wilmington, DE 19801 43